Exhibit 10.2

WARRANT CANCELLATION AND EXCHANGE AGREEMENT

This WARRANT CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”) is made as of March 12, 2024, by and between Canoo Inc., a Delaware corporation (the “Company”), and YA II PN, Ltd. (“Warrant Holder”).

WHEREAS, pursuant to that certain (i) Warrant Agreement, dated January 31, 2024, by and between the Company and Warrant Holder and (ii) Warrant Agreement, dated January 31, 2024, by and between the Company and Warrant Holder, Warrant Holder is the holder of and has the right to purchase in the aggregate amount equal to 10,351,032 shares of the Company’s common stock, par value $0.0001 per share the Company (“Common Stock”) at an exercise price of $4.1515 (collectively, the “Prior Warrants”); and

WHEREAS, the Company and Warrant Holder intend to enter into this Agreement pursuant to which the Prior Warrants shall be surrendered by Warrant Holder and cancelled as of the date hereof and, in return, the Company shall issue the following warrants to Warrant Holder, each in the form attached hereto as Exhibit A, as follows: (a) a warrant to purchase 10,351,032 shares of Common Stock at an exercise price of $1.37 (the “First Warrant”) and (b) a warrant to purchase 10,948,905 shares of Common Stock at an exercise price of $1.37 (the “Second Warrant” and together with the First Warrant, collectively, the “New Warrants”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Cancellation of the Prior Warrants and Issuance of the New Warrants.

(a)             Warrant Holder hereby surrenders the Prior Warrants, which Prior Warrants shall be cancelled and deemed null and void in all respects, effective or deemed effective on the date hereof, and in exchange for the Prior Warrants, the Company hereby issues to Warrant Holder the New Warrants, each of which shall be deemed as validly issued and not assessable, effective immediately upon such issuance.

(b)             Warrant Holder agrees that the issuance of the New Warrants in exchange for surrender of the Prior Warrants constitutes full and fair consideration for the termination of the Prior Warrants and shall be deemed to satisfy all of the Company’s obligations under the Prior Warrants.

(c)             It is hereby agreed and acknowledged that as of the date hereof, the Prior Warrants shall have been cancelled in full and rendered null and void, and all past, current, or future obligations of the parties solely with respect to the Prior Warrants shall have been extinguished. Warrant Holder acknowledges and agrees that as of the date hereof, it shall have no surviving right, title or interest in or to the Prior Warrants.

2.             Representations and Warranties of Warrant Holder. Warrant Holder represents and warrants as follows:

(a)             Prior Warrants. Warrant Holder (i) has not exercised or purported to exercise the Prior Warrants in whole or in part to purchase any shares of Common Stock of the Company, (ii) is the sole owner and holder, beneficially and of record, of each of the Prior Warrants, free and clear of any encumbrances, and (iii) has not assigned, transferred, sold, pledged, conveyed or otherwise disposed of the Prior Warrants or any shares of Common Stock purchasable thereunder.

(b)             Accredited Investor. Warrant Holder is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Warrant Holder is acquiring the New Warrants for its own account, for investment purposes only and has no current arrangements or understandings for the resale or distribution to others and will only resell such New Warrants or any part thereof pursuant to a registration or an available exemption under applicable law.

(c)             Investment Purpose. Warrant Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. Warrant Holder has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Warrant Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. Warrant Holder acknowledges that the Company has not delivered to Warrant Holder, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities. Warrant Holder acknowledges, agrees, represents and warrants that the Company is not making any representation or warranty, express or implied, as to the accuracy or completeness of any opinions, projections and other forward-looking statements provided to Warrant Holder, and that none of the opinions, projections and other forward-looking statements are, or shall be relied upon as, a promise, warranty or representation by the Company.

(d)             Exemptions. Warrant Holder understands that the New Warrants will not be registered under the Securities Act and that it must hold the New Warrants indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from registration.

(e)             Authorization and Compliance. The execution, delivery and performance by Warrant Holder of this Agreement, and the consummation by Warrant Holder of the transactions contemplated hereby have been duly authorized and approved and all action required by law to authorize the execution, delivery and performance by Warrant Holder has been duly and properly taken. This Agreement, upon its execution and delivery as herein provided, will constitute a legal, valid and binding agreement of Warrant Holder enforceable against it in accordance with the terms herein. Neither the execution, delivery or performance by Warrant Holder of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a violation or breach of any term or provision of or constitute a default under any contract, agreement, lease, license or other commitment to which Warrant Holder is a party or by which it or any of its assets or properties are bound, nor violate any statute, regulation or law or any judgment, order, writ, injunction, decree, rule or regulation of any court or administrative agency.

3.             Representations and Warranties of the Company. The Company represents and warrants that, as of the date hereof:

(a)             Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, and is in good standing under such laws. The Company is qualified and authorized to do business in, and is in good standing as a foreign corporation in, all other states in which such qualification or authorization is necessary for the conduct of the business in which the Company is now engaged, except as would not have a material adverse effect. The Company has all necessary material licenses and permits required by all governmental authorities to carry on the business in which the Company is now engaged.

(b)             Authorization. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the New Warrants), have been duly authorized by all necessary corporate action of the Company so that (i) the New Warrants will be validly authorized and issued and (ii) when executed and delivered, this Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with the terms herein.

(c)             Certificate of Incorporation and Bylaws. The Certificate of Incorporation and the Bylaws of the Company (each, as amended from time to time) are in full force and effect, without further changes, amendments or modifications.

(d)             Governmental Approval. No consent or approval of any governmental agency or authority is required in the making or performance of any of this Agreement by the Company.

(e)             Compliance. The Company is not in violation of (i) any provision of its Certificate of Incorporation or Bylaws, (ii) any instrument, judgment, order, writ, decree or contract to which the Company is subject, or (iii) any provision of federal, state or local law applicable to the Company or its business, where such violation, in the case of the preceding clauses (ii) or (iii), would result in a material adverse effect on the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated thereby, including but not limited to the issuance of the New Warrants and, subject to any applicable shareholder approval to authorize additional shares of Common Stock, the issuance of the Common Stock underlying the New Warrants upon exercise in accordance with the terms thereof, will not result in any violation described in the preceding sentence or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

4.             Further Assurances. Each of the Company and Warrant Holder agrees to take such further action (including the execution and delivery of such further instruments and documents) as shall be reasonably necessary to carry out the purpose of this Agreement as any party hereto may reasonably request, all at the sole cost and expense of the Company.

5.             General.

(a)             Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Pre-Paid Advance Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)             Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)             Successors and Assigns; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.

(d)             Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)             Entire Agreement. This Agreement (taken together with the New Warrants) constitutes the entire agreement between the parties with respect to the exchange of the Prior Warrants for the New Warrants and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to that subject matter.

(f)             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Cancellation and Exchange Agreement as of the date first above written.

CANOO INC.

By:	/s/ Tony Aquila
	Name:	Tony Aquila
	Title:	Chief Executive Officer

[Signature Page to Warrant Cancellation and Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant Cancellation and Exchange Agreement as of the date first above written.

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager
	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:		/s/ Matt Beckman
		Name:	Matt Beckman
		Title:	Member

[Signature Page to Warrant Cancellation and Exchange Agreement]

Exhibit A

FORM OF NEW WARRANT

See attached.